Exhibit 99.1 Cronos Group Reports 2023 First Quarter Results Industry-leading balance sheet with $836 million in cash and short-term investments Targeting positive cash flow in 2024 Net revenue in Canada increased 6% in Q1 2023 compared to Q1 2022; on a constant currency basis net revenue in Canada increased 14% in Q1 2023 compared to Q1 2022 Spinach® was top-10 in retail sales in the flower, edible, vape and pre-roll categories in Q1 2023 TORONTO, May 9, 2023 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”), today announces its 2023 first quarter business results. “I am encouraged by our results across categories in Canada as we are defending our leading position in edibles and climbing market share ranks in other critical product categories,” said Mike Gorenstein, Chairman, President and CEO, Cronos. “We intend to build off the strength of our number one position in edibles and utilize our borderless gummy platform for new innovative introductions, including additional rare cannabinoids and flavor profiles throughout 2023. The pre-roll category is a top focus for our team this year, and we are pleased by the early results of our infused pre-rolls and the encouraging progression of our base business. What you see on the market today from us in pre-rolls is just the beginning.” “Optimizing the returns of our industry-leading cash balance has also been a priority for us as we are in a great position to take advantage of the higher rate environment, especially given we have no debt,” continued Mr. Gorenstein. “You are now starting to see the higher interest income flow through our income statement, which is an underappreciated component of our company. Additionally, looking forward to the balance of 2023, we are on track to achieve the high end of the projected $10 to $20 million in cash operating expense savings we announced in February and are committed to further improvements as we target to be cash flow positive in 2024.”

Financial Results

(in thousands of USD)	Three months ended March 31,				Change			
		2023		2022		$		%
Net revenue								
United States	$	649	$	2,328	$	(1,679)		(72)%
Rest of World		19,495		22,705		(3,210)		(14)%
Consolidated net revenue		20,144		25,033		(4,889)		(20)%
Cost of sales		17,764		18,107		(343)		(2)%
Gross profit	$	2,380	$	6,926	$	(4,546)		(66)%
Gross margin[(i)]		12 %		28 %		N/A		(16)pp
Net income (loss)[(ii)]	$	(19,257)	$	(32,653)	$	13,396		41 %
Adjusted EBITDA[(iii)]	$	(16,764)	$	(18,900)	$	2,136		11 %
Other Data								
Cash and cash equivalents[(iv)]	$	413,667	$	861,535	$	(447,868)		(52)%
Short-term investments[(iv)]		422,763		119,933		302,830		252 %
Capital expenditures[(v)]		804		734		70		10 %

(i) Gross margin is defined as gross profit divided by net revenue.

(ii) Net income (loss) of $(19.3) million in Q1 2023 improved by $13.4 million from Q1 2022. The improvement year-over-year was primarily driven by the reduction in operating expenses.

(iii) See "Non-GAAP Measures" for more information, including a reconciliation of adjusted earnings (loss) before interest, taxes, depreciation and amortization ("Adjusted EBITDA") to net income (loss).

(iv) Dollar amounts are as of the last day of the period indicated.

(v) Capital expenditures represent component information of investing activities and is defined as the sum of purchase of property, plant and equipment, and purchase of intangible assets.

First Quarter 2023

- Net revenue of $20.1 million in Q1 2023 decreased by $4.9 million from Q1 2022. The decrease was primarily due to lower cannabis flower sales in the Rest of World ("ROW") segment and a decline in revenue in the U.S. segment. ROW segment net revenue was also impacted by the weakened Canadian dollar and Israeli Shekel against the U.S. dollar. Higher cannabis extract sales in Canada partially offset these results.
- Gross profit of $2.4 million in Q1 2023 decreased by $4.5 million from Q1 2022. The decrease was primarily driven by reduced gross profit in the ROW segment due to lower cannabis flower sales in Israel, an adverse price/mix shift in cannabis flower sales in Canada, increased returns, and a reduction in gross profit in the U.S. segment. Higher cannabis extract sales in Canada with a higher margin profile than other product categories and lower cannabis biomass costs partially offset these results.
- Adjusted EBITDA of $(16.8) million in Q1 2023 improved by $2.1 million from Q1 2022. The improvement year-over-year was primarily driven by decreases in general and administrative expenses and research and development expenses due to the Company's cost savings initiatives.

Business Updates Guidance and Outlook Net revenue for full-year 2023 is expected to be between $100 to $110 million. Additionally, the Company is on track to achieve the high-end of the previously identified $10 to $20 million in operating expense savings for 2023, primarily driven by savings in sales and marketing, general and administrative, and research and development. Cronos anticipates that cash flow, defined as the net change in cash and cash equivalents, excluding the impact of the purchase or proceeds of short-term investments, for the last nine months of fiscal year 2023 will decline less than $25 million. The Company also expects that cash flow will be positive in 2024. This guidance assumes: (i) the Company will experience relatively consistent foreign exchange and interest rates; (ii) the general economic conditions and regulatory environment in the markets in which Cronos participates will not materially change; (iii) timely receipt of interest and principal payments on the GrowCo senior secured credit facility; (iv) anticipated interest income of approximately $30 million for the last nine months of fiscal year 2023; (v) continued gross margin improvement; and (vi) continued reductions in operating expenses. These statements are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Brand and Product Portfolio The Spinach® brand continued to hold its number one market share position in the edibles category in Canada in Q1 2023. According to Hifyre data, Spinach® products held an approximate 15.3% market share in the edibles category expanding to approximately 21.9% within the gummy category alone across the SOURZ by Spinach® and Spinach FEELZ™ sub-brands. Cronos bolstered its infused pre-roll portfolio under the Spinach FEELZ™ sub-brand with two new rare cannabinoid infused pre-rolls: (i) the Spinach FEELZ™ Mango Kiwi Haze THC:CBC pre-roll infused with high potency cold filtered extract with 32% THC and 5% CBC for a clean and uplifting high; and (ii) the Spinach FEELZ™ Blackberry Kush THC:CBN (Deep Dreamz) pre-roll, infused with high potency cold filtered extract with 32% THC and 5% CBN for a mellow and dreamy high. Cronos' strong breeding program and portfolio of genetics continued to drive growth. In April 2023, Cronos built on the early success of its Sonic Lemon Fuel strain by expanding it into the pre-roll category with a 3x0.5g 20-26% THC offering under the Spinach® brand. In addition to the pre-rolls, Sonic Lemon Fuel is available in 28g and 3.5g flower formats. The Spinach® brand rose to 8th place in the pre-roll category, capturing a 2.5% market share in Q1 2023, up from 16th place and a 1.4% market share in Q4 2022. Expanding on the success with CBC in edibles and the recent launch in pre-rolls, the Spinach FEELZ™ sub-brand added CBC to its vape portfolio with the introduction of Spinach FEELZ™ Mango Kiwi Haze 7:1 THC:CBC 1-gram vape. The Israeli medical market has recently been challenged by competitive activity, a slowdown in patient permit authorizations, and geopolitical unrest. Despite these near-term challenges, Cronos remains committed and optimistic about the future in this important cannabis market. While patient permit authorization growth has been relatively stagnant for the last quarter, the Company believes there is a high likelihood for regulatory change that can accelerate the growth of the patient count in Israel. Cronos continues to invest in its operation, distribution, and marketing efforts to deliver the best-in-class genetics and products under the PEACE NATURALS® brand.

Global Supply Chain In April 2023, Cronos released its first cannabinoid life cycle study highlighting sustainable fermentation practices. The third-party reviewed results showed that the environmental footprint of growing plants indoors is high, and using innovative fermentation processes is a solution that dramatically lowers the environmental impact of cannabinoid production. On average, the carbon footprint savings of using Cronos’ fermentation method is 99.8% compared to traditional extraction methods. Cronos Growing Company Inc. (“Cronos GrowCo”) reported to the Company preliminary unaudited net revenue to licensed producers, excluding sales to the Company, of approximately $3.2 million in the first quarter of 2023. Cronos previously provided GrowCo with a senior secured credit facility, which currently has approximately $73.2 million outstanding following a principal repayment of $0.7 million by GrowCo in Q1 2023. In addition to principal repayment, Cronos also received $5.5 million in interest payments from GrowCo in Q1 2023, totaling approximately $6.2 million in cash payments to Cronos in Q1 2023.

Rest of World Results

Cronos' ROW reporting segment includes results of the Company's operations for all markets outside of the U.S.

(in thousands of USD)	Three months ended March 31,		Change	
	2023	2022	$	%
Cannabis flower	$ 13,128	$ 18,625	$ (5,497)	(30)%
Cannabis extracts	6,301	3,988	2,313	58 %
Other	66	92	(26)	(28)%
Net revenue	19,495	22,705	(3,210)	(14)%
Cost of sales	16,568	15,995	573	4 %
Gross profit	$ 2,927	$ 6,710	$ (3,783)	(56)%
Gross margin	15 %	30 %	N/A	(15)pp

First Quarter 2023

- Net revenue of $19.5 million in Q1 2023 decreased by $3.2 million from Q1 2022. The decrease was primarily due to lower cannabis flower sales in Israel due to competitive activity, the slowdown in patient permit authorizations, and geopolitical unrest. Net revenue in Canada was impacted by adverse price/mix in the flower category driving increased excise tax payments as a percent of revenue, and increased returns. The weakened Canadian dollar and Israeli Shekel against the U.S. dollar also impacted ROW net revenue. Higher cannabis extract sales in Canada partially offset these results.
- Gross profit of $2.9 million in Q1 2023 decreased by $3.8 million from Q1 2022. The decrease was primarily due to lower cannabis flower sales in Israel, an adverse price/mix shift in cannabis flower sales in Canada due to the higher mix of 28-gram offerings and increased returns. Increased cannabis extract sales in Canada with a higher margin profile than other product categories and lower cannabis biomass costs partially offset these results.

United States Results

Cronos' U.S. reporting segment includes results of the Company's operations for all brands and products in the U.S.

(in thousands of USD)	Three months ended March 31,		Change	
	2023	2022	$	%
Net revenue	$ 649	$ 2,328	$ (1,679)	(72)%
Cost of sales	1,196	2,112	(916)	(43)%
Gross profit	$ (547)	$ 216	$ (763)	(353)%
Gross margin	(84)%	9 %	N/A	(93)pp

First Quarter 2023

- Net revenue of $0.6 million in Q1 2023 decreased by $1.7 million from Q1 2022. The decrease was primarily driven by a reduction in sales as a result of a decrease in promotional spending and SKU rationalization efforts as the Company implemented the Realignment in the U.S. segment.
- Gross profit of $(0.5) million in Q1 2023 decreased by $0.8 million from Q1 2022. The decrease was primarily due to lower sales volumes and higher inventory reserves.

Conference Call The Company will host a conference call and live audio webcast on Tuesday, May 9, 2023, at 8:30 a.m. ET to discuss 2023 First Quarter business results. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the live audio webcast are provided on the Company's website at https://ir.thecronosgroup.com/events- presentations.

About Cronos Cronos is an innovative global cannabinoid company committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos is building an iconic brand portfolio. Cronos’ diverse international brand portfolio includes Spinach®, PEACE NATURALS® and Lord Jones®. For more information about Cronos and its brands, please visit: thecronosgroup.com. Forward-Looking Statements This press release contains information that constitutes forward-looking information and forward-looking statements within the meaning of applicable securities laws and court decisions (collectively, “Forward-Looking Statements”), which are based upon our current internal expectations, estimates, projections, assumptions and beliefs. All information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact. Forward-Looking Statements include, but are not limited to, statements with respect to: • expectations related to our announced realignment (the “Realignment”) and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, reporting structure, costs, operating expenses, employee turnover and other changes with respect thereto; • the timing of the change in the nature of operations at our facility in Stayner, Ontario (the “Peace Naturals Campus”) and the expected costs and benefits from the wind-down of cultivation and certain production activities at the Peace Naturals Campus; • our ability to effectively wind-down cultivation and certain production activities at the Peace Naturals Campus in an organized fashion and acquire raw materials from other suppliers, including Cronos GrowCo, and the costs and timing associated therewith; • expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments, including the strategic partnership Ginkgo Bioworks Holdings, Inc.; • our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof; • expectations regarding revenues, expenses, gross margins, cash flow and capital expenditures; • expectations regarding our future production and manufacturing strategy and operations, the costs and timing associated therewith and the receipt of applicable production and sale licenses; • the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets; • the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized; • the grant, renewal, withdrawal, suspension, delay and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof; • our ability to successfully create and launch brands and further create, launch and scale U.S. hemp-derived cannabinoid consumer products and cannabis products; • the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids; • laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of United States (“U.S.”) state and federal law to U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products and the scope of any regulations by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the U.S. Federal Trade Commission (the “FTC”), the U.S. Patent and Trademark Office (the “PTO”) and any state equivalent regulatory agencies over U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products;

• the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the U.S. Department of Agriculture (the “USDA”) and relevant state regulatory authorities; • the anticipated benefits and impact of Altria Group Inc.’s investment in the Company (the “Altria Investment”), pursuant to a subscription agreement dated December 7, 2018; • uncertainties as to our ability to exercise our option (the “PharmaCann Option”) in PharmaCann Inc. (“PharmaCann”), in the near term or the future, in full or in part, including the uncertainties as to the status and future development of federal legalization of cannabis in the U.S. and our ability to realize the anticipated benefits of the transaction with PharmaCann; • expectations regarding the implementation and effectiveness of key personnel changes; • expectations regarding acquisitions and dispositions and the anticipated benefits therefrom; • our ability to timely and effectively remediate any material weaknesses in our internal control over financial reporting; • expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill; • the uncertainties associated with the COVID-19 pandemic, including our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products, and demand for and the use of our products by consumers; • the impact of the ongoing military conflict between Russia and Ukraine (and resulting sanctions) on our business, financial condition and results of operations or cash flows; • our compliance with the terms of the settlement with the SEC (the “Settlement Order”) and the settlement agreement with the Ontario Securities Commission (“Settlement Agreement”), including complying with any recommendations made by the independent consultant appointed pursuant to the Settlement Order and Settlement Agreement; and • the impact of the loss of our ability to rely on private offering exemptions under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the loss of our status as a well-known seasoned issuer, each as a result of the Settlement Order. Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below. The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability to realize the expected cost-savings, efficiencies and other benefits of our Realignment and employee turnover related thereto; (ii) our ability to efficiently and effectively wind-down our cultivation and certain production activities at the Peace Naturals Campus, receive the benefits of the change in the nature of our operations at the Peace Naturals Campus and acquire raw materials on a timely and cost-effective basis from third parties, including Cronos GrowCo; (iii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our acquisitions and strategic investments; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) government regulation of our activities and products including, but not limited to, the areas of cannabis taxation and environmental protection; (vi) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (vii) consumer interest in our products; (viii) competition; (ix) anticipated and unanticipated costs; (x) our ability to generate cash flow from operations; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to hire and retain qualified staff, and acquire equipment and services in a timely and cost-efficient manner; (xiii) our ability to exercise the PharmaCann Option and realize the anticipated benefits of the transaction with PharmaCann; (xiv) our ability to complete planned dispositions, and, if completed, obtain our anticipated sales price; (xv) our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic and the ability to continue our production, distribution and sale of our products and customer demand for and use of our products; (xvi) general economic, financial market, regulatory and political conditions in which we operate; (xvii) management’s perceptions of historical trends, current conditions and expected future developments; and (xviii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct, and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, that we may not be able to wind-down cultivation and certain production activities at the Peace Naturals Campus in a disciplined manner or achieve the anticipated benefits of the change in the nature of our operations or be able to access raw materials on a timely and cost- effective basis from third-parties, including Cronos GrowCo; the risk that the COVID-19 pandemic and the military conflict between Russia and Ukraine may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; failure to execute key personnel changes; the risks that our Realignment, the change in the nature of our operations at the Peace Naturals Campus and our further leveraging of our strategic partnerships will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; lower levels of revenues; the lack of consumer demand for our cannabis and U.S. hemp products; our inability to reduce expenses at the level needed to meet our projected net change in cash and cash equivalents; our inability to manage disruptions in credit markets or changes to our credit ratings; unanticipated future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; growth opportunities not turning out as expected; the lack of cash flow necessary to execute our business plan (either within the expected timeframe or at all); difficulty raising capital; the potential adverse effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the unexpected effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities or self-regulatory organizations; adverse changes in regulatory requirements in relation to our business and products; legal or regulatory obstacles that could prevent us from being able to exercise the PharmaCann Option and thereby realizing the anticipated benefits of the transaction with PharmaCann; dilution of our fully diluted ownership of PharmaCann and the loss of our rights as a result of that dilution; a delay in our remediation of a material weakness in our internal control over financial reporting and the improvement of our control environment and our systems, processes and procedures; and the factors discussed under Part I, Item 1A “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2022 and under Part II, Item 1A “Risk Factors” in our Quarterly Reports. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements. Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these Forward-Looking Statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements. As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived CBD.

Cronos Group Inc. Condensed Consolidated Balance Sheets (In thousands of U.S. dollars, except share amounts) As of March 31, 2023 As of December 31, 2022 Assets Current assets Cash and cash equivalents $ 413,667 $ 764,644 Short-term investments 422,763 113,077 Accounts receivable, net 14,855 23,113 Other receivables 7,049 5,767 Current portion of loans receivable, net 5,570 8,890 Inventory, net 44,268 37,559 Prepaids and other current assets 7,967 7,106 Total current assets 916,139 960,156 Equity method investments, net 18,313 18,755 Other investments 62,833 70,993 Non-current portion of loans receivable, net 72,051 72,345 Property, plant and equipment, net 59,785 60,557 Right-of-use assets 2,038 2,273 Goodwill 1,036 1,033 Intangible assets, net 25,897 26,704 Other 1,483 193 Total assets $ 1,159,575 $ 1,213,009 Liabilities Current liabilities Accounts payable $ 12,842 $ 11,163 Income taxes payable 266 32,956 Accrued liabilities 14,332 22,268 Current portion of lease obligation 1,236 1,330 Derivative liabilities 80 15 Current portion due to non-controlling interests 375 384 Total current liabilities 29,131 68,116 Non-current portion due to non-controlling interests 1,370 1,383 Non-current portion of lease obligation 2,296 2,546 Deferred income tax liability 378 — Total liabilities 33,175 72,045 Shareholders’ equity Share capital 612,235 611,318 Additional paid-in capital 44,044 42,682 Retained earnings 471,513 490,682 Accumulated other comprehensive income (loss) 1,537 (797) Total equity attributable to shareholders of Cronos Group 1,129,329 1,143,885 Non-controlling interests (2,929) (2,921) Total shareholders’ equity 1,126,400 1,140,964 Total liabilities and shareholders’ equity $ 1,159,575 $ 1,213,009

Cronos Group Inc. Condensed Consolidated Statements of Net Loss and Comprehensive Loss (In thousands of U.S. dollars, except share and per share amounts, unaudited) Three months ended March 31, 2023 2022 Net revenue, before excise taxes $ 27,203 $ 29,406 Excise taxes (7,059) (4,373) Net revenue 20,144 25,033 Cost of sales 17,764 18,107 Gross profit 2,380 6,926 Operating expenses Sales and marketing 5,872 5,012 Research and development 2,041 4,039 General and administrative 12,379 22,368 Restructuring costs — 3,084 Share-based compensation 2,551 3,686 Depreciation and amortization 1,533 1,293 Impairment loss on long-lived assets — 3,493 Total operating expenses 24,376 42,975 Operating loss (21,996) (36,049) Other income Interest income, net 11,180 2,046 Gain (loss) on revaluation of derivative liabilities (65) 10,419 Share of loss from equity method investments (496) — Gain (loss) on revaluation of financial instruments (7,758) 4,268 Impairment loss on other investments — (11,238) Foreign currency transaction loss (1,643) (1,872) Other, net 85 135 Total other income 1,303 3,758 Loss before income taxes (20,693) (32,291) Income tax expense (benefit) (1,436) 362 Net loss (19,257) (32,653) Net loss attributable to non-controlling interest (88) (15) Net loss attributable to Cronos Group $ (19,169) $ (32,638) Comprehensive loss Net loss $ (19,257) $ (32,653) Other comprehensive income Foreign exchange gain on translation 2,414 15,977 Comprehensive loss (16,843) (16,676) Comprehensive loss attributable to non-controlling interests (8) (261) Comprehensive loss attributable to Cronos Group $ (16,835) $ (16,415) Net loss from continuing operations per share Basic - continuing operations $ (0.05) $ (0.09) Diluted - continuing operations $ (0.05) $ (0.09) Weighted average number of outstanding shares Basic 380,634,208 375,022,724 Diluted 380,634,208 375,022,724

Cronos Group Inc. Condensed Consolidated Statements of Cash Flows (In thousands of U.S. dollars, except share amounts, unaudited) Three months ended March 31, 2023 2022 Operating activities Net loss $ (19,257) $ (32,653) Adjustments to reconcile net loss to cash used in operating activities: Share-based compensation 2,551 3,686 Depreciation and amortization 2,405 2,824 Impairment loss on long-lived assets — 3,493 Impairment loss on other investments — 11,238 Loss (gain) from investments 8,419 (4,196) Loss (gain) on revaluation of derivative liabilities 65 (10,419) Changes in expected credit losses on long-term financial assets (764) — Foreign currency transaction loss 1,643 1,872 Other non-cash operating activities, net (2,850) (271) Changes in operating assets and liabilities: Accounts receivable, net 8,201 (3,530) Other receivables (1,282) 2,435 Prepaids and other current assets (848) (1,195) Inventory (6,824) (3,867) Accounts payable 1,555 (178) Income taxes payable (32,813) — Accrued liabilities (7,894) (3,150) Cash flows used in operating activities (47,693) (33,911) Investing activities Purchase of short-term investments (422,612) — Proceeds from short-term investments 113,355 — Proceeds from repayment on loan receivables 6,249 790 Purchase of property, plant and equipment (804) (711) Purchase of intangible assets — (23) Other investing activities — 44 Cash flows provided by (used in) investing activities (303,812) 100 Financing activities Withholding taxes paid on share-based awards (743) (534) Other financing activities, net — 70 Cash flows used in financing activities (743) (464) Effect of foreign currency translation on cash and cash equivalents 1,271 8,837 Net change in cash and cash equivalents (350,977) (25,438) Cash and cash equivalents, beginning of period 764,644 886,973 Cash and cash equivalents, end of period $ 413,667 $ 861,535 Supplemental cash flow information Interest paid $ — $ — Interest received $ 7,558 $ 822 Income taxes paid $ 32,932 $ 66

Non-GAAP Measures Cronos reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release refers to measures not recognized under U.S. GAAP (“non-GAAP measures”). These non-GAAP measures do not have a standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported U.S. GAAP measure. Reconciliations of historical adjusted financial measures to corresponding U.S. GAAP measures are provided below. Adjusted EBITDA Management reviews Adjusted EBITDA, a non-GAAP measure, which excludes non-cash items and items that do not reflect management’s assessment of ongoing business performance of our operating segments. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense (benefit), depreciation and amortization adjusted for: share of income (loss) from equity method investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; (gain) loss on revaluation of derivative liabilities; (gain) loss on revaluation of financial instruments; transaction costs related to strategic projects; impairment loss on other investments; foreign currency transaction loss; other, net; loss from discontinued operations; restructuring costs; share-based compensation; and financial statement review costs and reserves related to the restatements of the Company's 2019 and 2021 interim financial statements (the "Restatements"), including the costs related to the settlement of the SEC's and the OSC's investigation of the Restatements and legal costs defending shareholder class action complaints brought against the Company as a result of the 2019 restatement. Management believes that Adjusted EBITDA provides the most useful insight into underlying business trends and results and provides a more meaningful comparison of period-over-period results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. The following tables set forth a reconciliation of Net income (loss) as determined in accordance with U.S. GAAP to Adjusted EBITDA for the periods indicated: (In thousands of U.S. dollars) Three months ended March 31, 2023 United States Rest of World Corporate Total Net income (loss) $ 337 $ (15,439) $ (4,155) $ (19,257) Interest income, net (3,399) (7,781) — (11,180) Income tax benefit — (1,436) — (1,436) Depreciation and amortization 200 2,205 — 2,405 EBITDA (2,862) (22,451) (4,155) (29,468) Share of loss from equity method investments — 496 — 496 Loss on revaluation of derivative liabilities(ii) — 65 — 65 Loss on revaluation of financial instruments(iii) — 7,758 — 7,758 Foreign currency transaction loss — 1,643 — 1,643 Other, net(v) — (85) — (85) Share-based compensation(vii) 5 2,546 — 2,551 Financial statement review costs(viii) — — 276 276 Adjusted EBITDA $ (2,857) $ (10,028) $ (3,879) $ (16,764)

(In thousands of U.S. dollars)	Three Months Ended March 31, 2022			
	United States	Rest of World	Corporate	Total
Net income (loss)	$ (22,216)	$ 2,014	$ (12,451)	$ (32,653)
Interest income, net	(29)	(2,017)	—	(2,046)
Income tax expense	—	362	—	362
Depreciation and amortization	432	2,392	—	2,824
EBITDA	(21,813)	2,751	(12,451)	(31,513)
Impairment loss on long-lived assets(i)	—	3,493	—	3,493
Gain on revaluation of derivative liabilities(ii)	—	(10,419)	—	(10,419)
Gain on revaluation of financial instruments(iii)	—	(4,268)	—	(4,268)
Impairment loss on other investments(iv)	11,238	—	—	11,238
Foreign currency transaction loss	—	1,872	—	1,872
Other, net(v)	—	(135)	—	(135)
Restructuring costs(vi)	1,053	2,031	—	3,084
Share-based compensation(vii)	2,436	1,250	—	3,686
Financial statement review costs(viii)	—	—	4,062	4,062
Adjusted EBITDA	$ (7,086)	$ (3,425)	$ (8,389)	$ (18,900)

(i) For the three months ended March 31, 2022, impairment loss on long-lived assets related to the Company's decision to seek a sublease for leased office space in Toronto, Ontario, Canada during the first quarter of 2022.

(ii) For the three months ended March 31, 2023 and 2022, gain (loss) on revaluation of derivative liabilities represents the fair value changes on the derivative liabilities.

(iii) For the three months ended March 31, 2023 and 2022, gain (loss) on revaluation of financial instruments related primarily to the Company's equity securities in Vitura.

(iv) For the three months ended March 31, 2022, impairment loss on other investments related to the PharmaCann Option for the difference between its fair value and carrying amount.

(v) For the three months ended March 31, 2023 and 2022, other, net related to gain on disposal of assets.

(vi) For the three months ended March 31, 2022, restructuring costs related to the employee-related severance costs and other restructuring costs associated with the Realignment, including the change in nature of operations at our Peace Naturals Campus.

(vii) For the three months ended March 31, 2023 and 2022, share-based compensation related to the vesting expenses of share-based compensation awarded to employees under the Company's share-based award plans.

(viii) For the three months ended March 31, 2023 and 2022, financial statement review costs include costs and reserves taken related to the Restatements, costs related to the Company's responses to requests for information from various regulatory authorities relating to the Restatements and legal costs incurred defending shareholder class action complaints brought against the Company as a result of the 2019 restatement.

Constant Currency

To supplement the consolidated financial statements presented in accordance with U.S. GAAP, we have presented constant currency adjusted financial measures for net revenues, gross profit, gross profit margin, operating expenses, net income (loss) and adjusted EBITDA for the three ended March 31, 2023 as well as cash and cash equivalents and short-term investment balances as of March 31, 2023 compared to December 31, 2022, which are considered non-GAAP financial measures. We present constant currency information to provide a framework for assessing how our underlying operations performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period income statement results in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the three-month comparative period in 2022 rather than the actual average exchange rates in effect during the respective current periods; constant currency current and prior comparative balance sheet information is translated at the prior year-end spot rate rather than the current period spot rate. All growth comparisons relate to the corresponding period in 2022. We have provided this non-GAAP financial information to aid investors in better understanding the performance of our segments. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP.

The table below sets forth certain measures of consolidated results from continuing operations on a constant currency basis for the three months ended March 31, 2023 compared to the three months ended March 31, 2022 as well as cash and cash equivalents and short-term investments as of March 31, 2023 and December 31, 2022, both on an as-reported and constant currency basis (in thousands):

	As Reported				As Adjusted for Constant Currency		
	Three months ended March 31,		As Reported Change		Three months ended March 31,	Constant Currency Change	
	2023	2022	$	%	2023	$	%
Net revenue	$ 20,144	$ 25,033	$ (4,889)	(20)%	$ 21,653	$ (3,380)	(14)%
Gross profit	2,380	6,926	(4,546)	(66)%	2,651	(4,275)	(62)%
Gross margin	12 %	28 %	N/A	(16)pp	12 %	N/A	(16)pp
Operating expenses	24,376	42,975	(18,599)	(43)%	26,034	(16,941)	(39)%
Net loss	(19,257)	(32,653)	13,396	41 %	(23,383)	9,270	28 %
Adjusted EBITDA	(16,764)	(18,900)	2,136	11 %	(17,951)	949	5 %

	As of March 31,	As of December 31,	As Reported Change		As of March 31,	Constant Currency Change	
	2023	2022	$	%	2023	$	%
Cash and cash equivalents	$ 413,667	$ 764,644	$ (350,977)	(46)%	$ 413,579	$ (351,065)	(46)%
Short-term investments	422,763	113,077	309,686	274 %	421,577	308,500	273 %
Total cash and cash equivalents and short-term investments	$ 836,430	$ 877,721	$ (41,291)	(5)%	$ 835,156	$ (42,565)	(5)%

Net revenue

	As Reported				As Adjusted for Constant Currency		
	Three months ended March 31,		As Reported Change		Three months ended March 31,	Constant Currency Change	
	2023	2022	$	%	2023	$	%
Cannabis flower	$ 13,128	$ 18,625	$ (5,497)	(30)%	$ 14,203	$ (4,422)	(24)%
Cannabis extracts	6,950	6,316	634	10 %	7,380	1,064	17 %
Other	66	92	(26)	(28)%	70	(22)	(24)%
Net revenue	$ 20,144	$ 25,033	$ (4,889)	(20)%	$ 21,653	$ (3,380)	(14)%

	As Reported				As Adjusted for Constant Currency		
	Three months ended March 31,		As Reported Change		Three months ended March 31,	Constant Currency Change	
	2023	2022	$	%	2023	$	%
Canada	$ 14,434	$ 13,576	$ 858	6 %	$ 15,409	$ 1,833	14 %
Israel	5,061	9,128	(4,067)	(45)%	5,595	(3,533)	(39)%
United States	649	2,329	(1,680)	(72)%	649	(1,680)	(72)%
Net revenue	$ 20,144	$ 25,033	$ (4,889)	(20)%	$ 21,653	$ (3,380)	(14)%

For the three months ended March 31, 2023, net revenue on a constant currency basis was $21.7 million, representing a 14% decrease from the three months ended March 31, 2022. The change was primarily due to lower cannabis flower sales in Israel due to competitive activity, the slowdown in patient permit authorizations and political unrest, and a reduction in the U.S. segment. Net revenue in Canada was impacted by an adverse price/mix in the cannabis flower category driving increased excise tax payments as a percent of revenue and increased returns, partially offset by higher cannabis extract sales in the Canadian adult-use market.

Gross profit For the three months ended March 31, 2023, gross profit on a constant currency basis was $2.7 million, representing a 62% decrease from the three months ended March 31, 2022. The change was primarily due to lower cannabis flower sales in Israel, a reduction in revenue in the U.S. segment, adverse price/mix shift in cannabis flower sales in Canada and increased returns, partially offset by higher cannabis extract sales in Canada that carry a higher margin profile than other product categories and lower cannabis biomass costs. Operating expenses For the three months ended March 31, 2023, operating expenses on a constant currency basis were $26.0 million, representing a 39% decrease from the three months ended March 31, 2022. The change was primarily due to decreases in professional fees related to financial statement review costs, restructuring costs associated with the Realignment, impairment loss on long-lived assets and research and development costs. Net loss For the three months ended March 31, 2023, net loss on a constant currency basis was $23.4 million, representing a 28% improvement in net loss from the three months ended March 31, 2022. Adjusted EBITDA For the three months ended March 31, 2023, Adjusted EBITDA on a constant currency basis was $(18.0) million, representing a 5% improvement from the three months ended March 31, 2022. The change was primarily driven by decreases in general and administrative expenses and research and development expenses as a result of the Company's strategic Realignment, partially offset by a decrease in gross profit. Cash and cash equivalents & short-term investments Cash and cash equivalents and short-term investments on a constant currency basis decreased 5% to $835.2 million as of March 31, 2023 from $877.7 million as of December 31, 2022. The change in cash and cash equivalents and short- term investments is primarily due to cash flows used in operating activities in Q1 2023. Foreign currency exchange rates All currency amounts in this press release are stated in U.S. dollars (“USD”), which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to USD. The assets and liabilities of the Company's foreign operations are translated into USD at the exchange rate in effect as of March 31, 2023, March 31, 2022 and December 31, 2022. Transactions affecting shareholders’ equity are translated at historical foreign exchange rates. The consolidated statements of net income (loss) and comprehensive income (loss) and the consolidated statements of cash flows of the Company’s foreign operations are translated into USD by applying the average foreign exchange rate in effect for the reporting period using Bloomberg. The exchange rates used to translate from USD to Canadian dollars (“C$”) and Israeli New Shekels ("ILS") is shown below: (Exchange rates are shown as C$ per $) As of March 31, 2023 March 31, 2022 December 31, 2022 Spot rate 1.3516 1.2507 1.3554 Year-to-date average rate 1.3520 1.2665 N/A (Exchange rates are shown as ILS per $) As of March 31, 2023 March 31, 2022 December 31, 2022 Spot rate 3.5966 3.1906 3.5178 Year-to-date average rate 3.5319 3.1942 N/A For further information, please contact: Shayne Laidlaw Investor Relations Tel: (416) 504-0004 investor.relations@thecronosgroup.com